Exhibit 99.1

Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

October 20, 2005	105/05

Chittenden Corporation Reports 10% Higher Earnings, Announces Share Repurchase

Plan and Quarterly Dividend

Burlington, VT – Chittenden Corporation (NYSE:CHZ) Chairman, President and Chief Executive Officer, Paul A. Perrault, today announced earnings for the quarter ended September 30, 2005, of $21.7 million or $0.46 per diluted share. For the first nine months of 2005, earnings were $61.6 million or $1.31 per diluted share. Chittenden also announced a share repurchase plan as well as its quarterly dividend of $0.18 per share, which will be paid on November 11, 2005, to shareholders of record on October 28, 2005.

THIRD QUARTER 2005 FINANCIAL HIGHLIGHTS

•	Earnings per share were 10% higher than the same period in 2004 fueled by expanding net interest income and strong expense control.

•	Total loans increased 11% from September 30, 2004. Strong growth was noted on a year over year basis in several categories with commercial and commercial real estate loans up 13% and home equity loans up 10%.

•	The Company’s deposits also experienced solid organic growth of 6% from September 30, 2004.

•	The third quarter net interest margin increased 6 basis points from the second quarter of 2005 and 15 basis points from the third quarter of 2004.

•	The Company’s efficiency ratio declined to 54.56% for the third quarter of 2005, the lowest level recorded in five years.

•	The Company continued to experience low net charge-offs in the third quarter of 2005. The current quarter was the third consecutive quarterly period, and fifth out of the last seven, that net charge-offs were 1 basis point. Cumulative charge-offs since the first quarter of 2004 have only been 10 basis points.

In making the announcement, Perrault said, “I continue to be very pleased with the financial results that we are achieving in 2005, both in terms of bottom line earnings improvement and the consistent successes in our core businesses of lending and deposit gathering. We are very focused on growing these businesses in each of our markets while remaining vigilant to maintain Chittenden’s stellar credit quality. This focus continues to benefit Chittenden’s many constituencies: shareholders, customers, and employees.”

Mr. Perrault also announced that the Board of Directors has authorized the repurchase of up to 1,000,000 shares of the Corporation’s common stock (approximately 2% of the Company’s outstanding Common Stock) in negotiated transactions or open market purchases. Chittenden, depending on market conditions, may repurchase its common stock without further Board authorization over the next two years.

Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

ASSETS

Total assets increased approximately $144 million from June 30, 2005 to $6.3 billion at September 30, 2005. Total loans increased $172 million, driven by increases in commercial, commercial real estate, municipal and construction loans. The Company’s commercial and commercial real estate loan portfolios have continued to achieve steady growth throughout the year and are not specifically concentrated in any one industry. The increase in municipal loans reflects a seasonal trend, as June 30th is historically the low point with respect to borrowing needs of municipalities, coinciding with their fiscal year-ends. The construction portfolio increased $49 million, primarily as a result of loans to our commercial customers in the Vermont, Massachusetts and New Hampshire markets.

LIABILITIES

Total deposits increased $249 million from June 30, 2005. The increase was driven primarily by the Company’s commercial and municipal customers, with higher levels of demand, CMA/money market deposits and jumbo CDs. Customer repurchase agreements and borrowings at September 30, 2005 declined by 31% from June 30, 2005. The decrease was due to higher levels of deposits, which were utilized to pay off short-term borrowings and fund loan growth.

NET INTEREST INCOME

Net interest income on a tax equivalent basis for the quarter ended September 30, 2005 was $62.8 million, an increase of 10.2% from the same period a year ago. The increase in net interest income was primarily due to continued growth in average earning assets and a higher net interest margin. The Company’s net interest margin for the third quarter was 4.35%, an increase from both the prior quarter and from the third quarter of 2004. The increase in the net interest margin from a year ago was primarily related to higher yields on loans driven by increases in the prime rate, as well as continued improvement in the Company’s asset mix which was partially offset by higher funding costs.

NONINTEREST INCOME

Noninterest income for the third quarter of 2005 was $17.8 million, up on a linked quarter basis and essentially flat with the same period a year ago. Investment management and trust income declined $532,000 from the same period in 2004 primarily due to lower annuity sales at Chittenden Securities, Inc. Mortgage servicing income increased from both the second quarter of 2005 and third quarter of 2004 due to higher impairment recoveries and lower amortization. Other noninterest income declined by $352,000 primarily due to the sale of a branch in the third quarter of 2004 which generated a gain of $757,000.

NONINTEREST EXPENSE

Noninterest expense was $44.7 million for the third quarter of 2005, an increase of $1.3 million on a linked quarter basis and $1.8 million from the same period a year ago. The increase from the second quarter of 2005 was attributable to a one-time benefit of $1.5 million recognized in pension expense in the prior quarter. The increase from the comparable quarter in 2004 is primarily a result of higher salary, employee benefit and net occupancy expenses, which was partially offset by lower conversion and restructuring charges.

INCOME TAXES

The effective income tax rate for 2005 was 36.2% for both the third quarter and year to date compared with 36.5% and 36.6% for the respective periods in 2004. The lower effective income tax rate for both periods was primarily attributable to higher tax credits from qualified low-income housing projects.

Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

CREDIT QUALITY

Net charge-offs as a percentage of average loans were 1 basis point for the third quarter of 2005, flat with the prior quarter and the same quarter a year ago. Nonperforming assets declined by 21% and as a percentage of total loans at the end of the third quarter of 2005 were 41 basis points, which was down from 54 basis points in the second quarter. As a percentage of total loans, the allowance for loan losses was 1.39%, down from 1.43% at June 30, 2005, and 1.47% at September 30, 2004.

EARNINGS CONFERENCE CALL

Kirk W. Walters, Executive Vice President and Chief Financial Officer of Chittenden Corporation, will host a conference call on October 20, 2005 at 10:30 am eastern time to discuss these earnings results. The Company may answer one or more questions concerning business and financial developments and trends and other business. Some of the responses to these questions may contain information that has not been previously disclosed. Interested parties may access the conference call by calling 866-831-6291, passcode 38033271. International dial-in number is 617-213-8860. Participants are asked to call in a few minutes prior to the call to allow time for registration. Internet access to the call is also available (listen only) by clicking “webcasts” under the Investor Resources section of the Company’s website at http://www.chittendencorp.com. A replay of the call will be available through October 27, 2005 by calling 888-286-8010 (International dial number is 617-801-6888), passcode 55845991. A replay of the call will also be available on the Company’s website at the address above for an extended period of time.

Chittenden is a bank holding company headquartered in Burlington, Vermont. Through its subsidiary banks1, the Company offers a broad range of financial products and services to customers throughout Northern New England and Massachusetts, including deposit accounts and services; commercial and consumer loans; insurance; and investment and trust services to businesses, individuals, and the public sector. Chittenden Corporation’s news releases, including earnings announcements, are available on the Company’s website.

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Chittenden intends for these forward-looking statements to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations.

These differences may be the result of various factors, including changes in general, national or regional economic conditions, changes in loan default and charge-off rates, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in interest rates, changes in levels of income and expense in noninterest income and expense related activities and other risk factors.

For further information on these risk factors and uncertainties, please see Chittenden’s filings with the Securities and Exchange Commission, including Chittenden’s Annual Report on Form 10-K for the year ended December 31, 2004. Chittenden undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.

[1]	Chittenden’s subsidiaries are Chittenden Trust Company, The Bank of Western Massachusetts, Flagship Bank and Trust Company, Maine Bank & Trust Company, and Ocean National Bank. Chittenden Trust Company also operates under the name Chittenden Bank, CHZ Services Group, Mortgage Service Center, and it owns Chittenden Insurance Group, and Chittenden Securities, Inc.

CHITTENDEN CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In Thousands)

	9/30/05	6/30/05	3/31/05	12/31/04	9/30/04
Assets:
Cash and Cash Equivalents	$150,409	$176,425	$146,861	$136,468	$165,191

Securities Available For Sale	1,348,521	1,363,180	1,409,434	1,446,221	1,458,149
FRB / FHLB Stock	19,352	19,352	19,352	19,243	19,243
Loans Held For Sale	34,774	22,611	22,131	33,535	35,723

Loans:
Commercial & Industrial	841,430	831,537	812,050	801,369	770,933
Municipal	156,630	79,070	98,128	106,120	105,781
Multi-Family	192,563	185,920	180,632	182,541	181,622
Commercial Real Estate	1,760,621	1,736,665	1,651,247	1,590,457	1,558,221
Construction	173,909	124,648	133,799	174,283	143,871
Residential Real Estate	724,873	733,472	712,133	688,017	685,714
Home Equity Credit Lines	316,733	307,866	297,649	294,656	287,479
Consumer	259,865	255,239	242,239	239,750	246,889

Total Loans	4,426,624	4,254,417	4,127,877	4,077,193	3,980,510
Less: Allowance for Loan Losses	(61,468)	(60,805)	(59,811)	(59,031)	(58,598)

Net Loans	4,365,156	4,193,612	4,068,066	4,018,162	3,921,912

Accrued Interest Receivable	29,202	29,689	28,443	28,956	26,607
Other Assets	81,616	78,629	66,746	64,970	67,056
Premises and Equipment, net	70,509	71,632	72,336	74,271	73,927
Mortgage Servicing Rights	12,970	12,073	12,074	11,826	12,119
Identified Intangibles	18,320	18,983	19,648	20,422	21,196
Goodwill	216,136	216,136	216,136	216,136	216,697

Total Assets	$6,346,965	$6,202,322	$6,081,227	$6,070,210	$6,017,820

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits:
Demand	$988,096	$934,234	$881,954	$890,561	$907,396
Savings	499,119	502,525	514,215	519,623	534,286
NOW	891,058	908,148	898,720	890,701	903,307
CMAs/ Money Market	1,592,743	1,418,634	1,527,753	1,577,474	1,603,059
Certificates of Deposit less than $100,000	814,435	811,389	763,502	735,577	737,641
Certificates of Deposit $100,000 and Over	607,897	569,505	477,019	424,794	406,788

Total Deposits	5,393,348	5,144,435	5,063,163	5,038,730	5,092,477

Securities Sold Under Agreements to Repurchase	64,114	56,775	91,443	76,716	71,056
Other Borrowings	179,552	296,903	254,418	279,755	182,450
Accrued Expenses and Other Liabilities	63,428	64,466	54,721	54,752	60,769

Total Liabilities	5,700,442	5,562,579	5,463,745	5,449,953	5,406,752

Stockholders’ Equity:
Common Stock	50,220	50,210	50,207	50,204	50,202
Surplus	250,009	249,117	248,864	249,036	248,828
Retained Earnings	421,180	407,865	395,410	384,679	372,980
Treasury Stock, at cost	(65,684)	(67,657)	(68,233)	(69,246)	(71,017)
Other Comprehensive Income	(14,595)	(4,978)	(13,747)	672	5,377
Directors Deferred Compensation to be Settled in Stock	5,400	5,197	4,996	4,930	4,720
Unearned Portion of Employee Restricted Stock	(7)	(11)	(15)	(18)	(22)

Total Stockholders’ Equity	646,523	639,743	617,482	620,257	611,068

Total Liabilities and Stockholders’ Equity	$6,346,965	$6,202,322	$6,081,227	$6,070,210	$6,017,820

CHITTENDEN CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands, except for per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2005	2004	2005	2004
Interest Income:
Loans	$68,588	$53,090	$189,525	$152,805
Investments	14,033	14,879	43,923	45,303

Total Interest Income	82,621	67,969	233,448	198,108

Interest Expense:
Deposits	17,561	9,411	43,022	26,139
Borrowings	2,845	1,889	9,146	5,664

Total Interest Expense	20,406	11,300	52,168	31,803

Net Interest Income	62,215	56,669	181,280	166,305
Provision for Loan Losses	1,325	1,025	3,800	2,553

Net Interest Income after Provision for Loan Losses	60,890	55,644	177,480	163,752

Noninterest Income:
Investment Management and Trust	4,996	5,528	14,970	16,300
Service Charges on Deposits	4,053	4,241	12,187	13,707
Mortgage Servicing	658	(162)	1,222	419
Gains on Sales of Loans, Net	2,586	2,261	6,720	7,057
Gains on Sales of Securities	7	186	6	2,228
Loss on Prepayments of Borrowings	—	—	—	(1,194)
Credit Card, Net	1,237	1,146	3,343	3,076
Insurance Commissions, Net	1,341	1,389	5,231	5,742
Other	2,900	3,252	8,834	9,147

Total Noninterest Income	17,778	17,841	52,513	56,482

Noninterest Expense:
Salaries	22,245	20,652	65,719	63,317
Employee Benefits	5,784	5,027	16,501	16,677
Net Occupancy	5,844	5,481	18,194	17,259
Data Processing	921	994	2,506	5,271
Amortization of Intangibles	665	776	2,103	2,303
Conversion and Restructuring Charges	—	505	—	1,975
Other	9,201	9,376	28,457	26,574

Total Noninterest Expense	44,660	42,811	133,480	133,376

Income Before Income Taxes	34,008	30,674	96,513	86,858
Income Tax Expense	12,321	11,196	34,938	31,759

Net Income	$21,687	$19,478	$61,575	$55,099

Basic Earnings Per Share	$0.47	$0.42	$1.33	$1.20
Diluted Earnings Per Share	0.46	0.42	1.31	1.18
Dividends Per Share	0.18	0.18	0.54	0.52

CHITTENDEN CORPORATION

SELECTED QUARTERLY FINANCIAL DATA

(Unaudited)

(In thousands, except ratios and per share amounts)

	9/30/05	6/30/05	3/31/05	12/31/04	9/30/04
Selected Financial Ratios

Return on Average Tangible Equity [1]	21.25%	21.37%	20.35%	21.25%	22.13%
Return on Average Equity	13.39%	13.27%	12.46%	12.95%	13.11%
Return on Average Tangible Assets [1]	1.46%	1.44%	1.36%	1.39%	1.40%
Return on Average Assets	1.38%	1.36%	1.28%	1.31%	1.31%
Net Yield on Earning Assets	4.35%	4.29%	4.30%	4.27%	4.20%
Efficiency Ratio[1]	54.56%	57.14%	58.07%	55.64%	56.87%

Tangible Capital Ratio	6.74%	6.78%	6.53%	6.58%	6.46%
Leverage Ratio	9.08%	8.78%	8.66%	8.42%	8.39%
Tier 1 Capital Ratio	10.72%	10.56%	10.46%	10.44%	10.51%
Total Capital Ratio	11.89%	11.75%	11.65%	11.64%	11.76%

Common Share Data
Common Shares Outstanding	46,557	46,437	46,402	46,342	46,241
Weighted Average Shares Outstanding	46,519	46,414	46,385	46,293	46,188
Weighted Average and Common Equivalent Shares Outstanding	47,109	46,901	46,918	46,960	46,863

Book Value per Share	$13.89	$13.78	$13.31	$13.38	$13.21
Tangible Book Value per Share[1]	$8.85	$8.71	$8.23	$8.28	$8.07

Credit Quality Data
Nonperforming Assets (including OREO)	$18,299	$23,150	$20,692	$20,024	$21,565
90 days past due and still accruing	2,720	1,981	4,543	2,604	3,140

Total	$21,019	$25,131	$25,235	$22,628	$24,705
Nonperforming Assets to Loans Plus OREO	0.41%	0.54%	0.50%	0.49%	0.54%
Allowance to Loans	1.39%	1.43%	1.45%	1.45%	1.47%
Allowance to Loans (excluding Municipal)	1.44%	1.46%	1.48%	1.49%	1.51%
Allowance to Nonperforming Loans	335.92%	262.71%	289.29%	296.41%	284.76%

Gross Charge-offs	$1,668	$1,313	$1,154	$2,821	$1,654
Gross Recoveries	1,006	907	859	1,428	1,258

Net Charge-offs	$662	$406	$295	$1,393	$396

Net Charge-offs to Average Loans	0.01%	0.01%	0.01%	0.03%	0.01%

QTD Average Balance Sheet Data

Securities	$1,341,648	$1,409,045	$1,450,210	$1,495,302	$1,440,938
Loans, Net	4,316,317	4,174,491	4,057,647	4,000,917	3,892,431
Earning Assets	5,738,499	5,644,833	5,568,124	5,572,226	5,414,750
Total Assets	6,248,866	6,143,001	6,060,179	6,089,616	5,930,272
Deposits	5,270,406	5,085,064	5,000,949	5,128,344	5,017,991
Borrowings	272,257	367,617	386,613	291,919	267,323
Stockholders’ Equity	642,803	629,042	621,276	615,420	591,137

1. Reconciliation of non-GAAP measurements to GAAP

Net Income (GAAP)	$21,687	$20,806	$19,082	$20,028	$19,478
Amortization of core deposit intangible, net of tax	432	431	503	503	504

Tangible Net Income (A)	$22,119	$21,237	$19,585	$20,531	$19,982

Average Equity (GAAP)	642,803	629,042	621,276	615,420	591,137
Average Core Deposit Intangible	18,688	19,417	20,155	20,919	21,695
Average Deferred Tax on CDI	(4,960)	(5,136)	(5,311)	(6,392)	(6,392)
Average Goodwill	216,136	216,136	216,136	216,502	216,697

Average Tangible Equity (B)	412,939	398,625	390,296	384,391	359,137

Return on Average Tangible Equity (A) / (B)	21.25%	21.37%	20.35%	21.25%	22.13%

Average Assets (GAAP)	6,248,866	6,143,001	6,060,179	6,089,616	5,930,272
Average Core Deposit Intangible	18,688	19,417	20,155	20,919	21,695
Average Deferred Tax on CDI	(4,960)	(5,136)	(5,311)	(6,392)	(6,392)
Average Goodwill	216,136	216,136	216,136	216,502	216,697

Average Tangible Assets (C)	6,019,002	5,912,764	5,829,199	5,858,587	5,698,272

Return on Average Tangible Assets (A) / (C)	1.46%	1.44%	1.36%	1.39%	1.40%

Efficiency ratio: is computed by dividing total noninterest expense (less oreo expense, amortization expense and any nonrecurring items) by the sum of net interest income on a tax equivalent basis and total noninterest income (exclusive of gains and losses from bank investment securities and nonrecurring items). The Company uses this non-GAAP measure, which is used widely in the banking industry to provide important information regarding its operational efficiency, e.g. (44,660-6-665) / (62,849+17,778-7) = 54.56%.

Tangible book value: is computed by subtracting goodwill and identified intangibles from equity, and dividing the resultant number by common shares outstanding, e.g. (645,523-18,320-216,136) / 46,557= $8.85.